FIRST AMENDMENT TO THE
COUNTRYWIDE FINANCIAL CORPORATION
2000 EQUITY INCENTIVE PLAN

        Countrywide Financial Corporation, a Delaware corporation (the “Company”), pursuant to the power granted to it by Section 11 of the Countrywide Financial Corporation 2000 Equity Incentive Plan (the “Plan”), hereby amends the Plan to provide for the transfer of options incident to divorce.

1.   The text of Section 7.1 is deleted in its entirety and new text is inserted in its place as follows:

         "Transferability. Unless the Option Document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than pursuant to the beneficiary designation form described in Section 7.2 hereof, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended. With respect to an Option that is not intended to qualify as an ISO, the Committee may grant such Option or amend such an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant's "immediate family," as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant's immediate family, or to a partnership or other entity whose only owners are members of the Participant's immediate family; provided the instrument of transfer is approved by the Company's Administrative Committee of Employee Benefits (the "Administrative Committee"), Options so transferred are not again transferable other than by will or by the laws of descent and distribution. Following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms."

        The Company has caused this Amendment to be signed by its duly authorized officer as of this 3rd day of December, 2002.

Countrywide Financial Corporation

By: /s/ Anne McCallion Anne McCallion Managing Director, Chief Administrative Officer